Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Banyan Acquisition Corporation

400 Skokie Blvd.

Northbrook, Illinois 60062

EXTRAORDINARY SPECIAL GENERAL MEETING

OF STOCKHOLDERS OF BANYAN ACQUISITION CORPORATION

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY SPECIAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD ON ____________, 2023.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and joint proxy statement/consent solicitation statement/prospectus, dated _________, 2023, in connection with the extraordinary special general meeting of stockholders (the “Special Meeting”) of Banyan Acquisition Corporation (“Banyan”) to be held at a.m. Eastern Time on _________, 2023, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and via a virtual meeting, and hereby appoints Keith Jaffee and Jerry Hyman, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all common stock of Banyan registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the joint proxy statement/consent solicitation statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3(A), 3(B), 3(C), 3(D), 4, 5, 6 AND 7.

Proposal No. 1—The Business Combination Proposal—To consider and vote upon a proposal to adopt and approve the Business Combination Agreement (the “Business Combination Agreement”), dated as of June 22, 2023, as amended and restated on September 26, 2023 and on November [•], 2023, by and among Banyan, Panther Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Pinstripes, Inc., a Delaware corporation (“Pinstripes”), pursuant to which, among other things, Merger Sub shall merge with and into Pinstripes (the “Merger”), with Pinstripes being the surviving corporation of the Merger, and, as a result of which, it will become a wholly owned subsidiary of Banyan (Banyan, after giving effect to the consummation of the Business Combination (as defined below), being referred to herein as “New Pinstripes”). A copy of the Business Combination Agreement is attached to the accompanying joint proxy statement/consent solicitation statement/prospectus as Annex A.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Charter Amendment Proposal—To consider and vote upon a proposal to approve the proposed amended and restated certificate of incorporation of New Pinstripes in the form attached to the accompanying joint proxy statement/consent solicitation statement/prospectus as Annex B (the “Proposed Charter”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Governance Proposals—To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, presented separately in accordance with the U.S. Securities and Exchange Commission (“SEC”) requirements (Proposals No. 3.A through 3.D):

Governance Proposal 3(A)—An amendment to change the authorized capital stock of Banyan from (i) 240,000,000 shares of Class A common stock, par value $0.0001 per share, 60,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of Banyan preferred stock, each with par value $0.0001 per share, to (ii) shares of New Pinstripes Class A common stock, shares of New Pinstripes Class B common stock, of which shares will be designated as Series B-1 common stock, shares will be designated as Series B-2 common stock and shares will be designated as Series B-3 common stock and s hares of New Pinstripes preferred stock, each with par value $0.0001 per share.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal 3(B)—An amendment to require that the affirmative vote of holders of at least 66 2∕3% of the voting power of all then-outstanding shares of New Pinstripes common stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal the bylaws of New Pinstripes and the provisions in the Proposed Charter related to New Pinstripes common stock, the board of directors, the bylaws, stockholders, limitation on liability and indemnification of directors and officers, forum selection and amendments to the Proposed Charter.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal 3(C)—An amendment to permit the removal of a director only for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal 3(D)— An amendment to allow the holders of 33 1∕3% of the voting power of all outstanding shares of capital stock of New Pinstripes entitled to vote at such meeting to constitute a quorum.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—The Listing Proposal—To consider and vote upon a proposal to approve the issuance of shares of Pinstripes Holdings, Inc. common stock in connection with the business combination contemplated by the Business Combination Agreement (the “Business Combination”) for purposes of complying with the applicable provisions of Section 312.03 of the New York Stock Exchange Listed Company Manual.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The Equity Incentive Plan Proposal—To consider and vote upon a proposal to approve and adopt the Equity Incentive Plan, a copy of which is attached to the accompanying joint proxy statement/consent solicitation statement/prospectus as Annex D.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6—The ESPP Proposal—To consider and vote upon a proposal to approve and adopt the Employee Stock Purchase Plan, a copy of which is attached to the accompanying joint proxy statement/consent solicitation statement/prospectus as Annex E.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—The Adjournment Proposal—To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes received to pass the resolution to approve the aforementioned proposals at the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: , 2023

Signature

Signature if held Jointly

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3(A), 3(B), 3(C), 3(D), 4, 5, 6, AND 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.